UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 14, 2024

Universal Logistics Holdings, Inc.

(Exact name of Registrant as Specified in Its Charter)

Michigan	0-51142	38-3640097
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12755 E. Nine Mile Road
Warren, Michigan		48089
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 586 920-0100

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	ULH	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 Results of Operations and Financial Condition.

On February 15, 2024, Universal Logistics Holdings, Inc. (“ULH,” “we,” “us,” or “our”) issued a press release announcing our financial and operating results for the thirteen weeks and year ended December 31, 2023, a copy of which is furnished as Exhibit 99.1 to this Form 8-K.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 14, 2024, our Board of Directors (the “Board”) approved and adopted our Sixth Amended and Restated Bylaws (the “Bylaws”), effective immediately. The Bylaws amend and restate our Fifth Amended and Restated Bylaws, which were adopted on December 13, 2019. Among other things, the amendments to the Bylaws:

•
facilitate the issuance of uncertificated shares;
•
add flexibility in setting shareholder meetings, including with respect to virtual meetings;
•
permit the chairman of any shareholders meeting to determine the order of business at the meeting;
•
require our Chief Executive Officer or Secretary to call a special meeting of the shareholders if requested by a majority of our directors (instead of any two directors);
•
revise the procedures and disclosure requirements set forth in our advance notice bylaw provisions, including by requiring additional information, representations and disclosures from proposing shareholders, proposed nominees and other persons related to a shareholder’s solicitation of proxies;
•
address the universal proxy rules adopted by the U.S. Securities and Exchange Commission, by (a) clarifying that no person may solicit proxies in support of a director nominee other than the Board’s nominees unless such person has complied with Rule 14a-19 under the Securities Exchange Act of 1934, as amended, including applicable notice and solicitation requirements, and (b) providing that if any shareholder fails to comply with the requirements of Rule 14a-19, then we will disregard the nomination of each of the director nominees proposed by such shareholder and any proxies or votes solicited for such nominees;
•
require that a shareholder directly or indirectly soliciting proxies from other shareholders use a proxy card color other than white;
•
permit a special meeting of the board of directors to be called upon 24 hours’ notice;
•
expand the restrictions on the Executive Committee’s authority so that the restrictions apply to all committees of the Board of Directors;
•
as currently permitted in our articles of incorporation, facilitate shareholder action by written consents signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take the action at a shareholders meeting;
•
eliminate the provisions related to the Michigan Control Share Acquisition Statute, which was repealed by the Michigan legislature effective January 6, 2009; and
•
make other technical, modernizing and clarifying changes.

The foregoing description of the Bylaws does not purport to be complete and is qualified in its entirety by reference to the full text of the Bylaws, a copy of which is attached as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 8.01 Other Events.

On February 14, 2024, our Board approved a resolution to retire our current treasury share holdings. As of February 14, 2024, the number of issued shares of our common stock, no par value, is 31,027,100 shares, of which 26,304,223 shares are outstanding and 4,722,877 are treasury shares to be retired immediately. The cost basis of our treasury share holdings is $96,840,000. After giving effect to their retirement, our former treasury shares will be considered unissued shares, and we will have 26,304,223 shares issued and outstanding. The net financial impact on total shareholders’ equity, after giving effect to retirement of the treasury shares, is zero.

Separately, on February 15, 2024, we issued a press release announcing that our Board declared a cash dividend of $0.105 per share of common stock. The dividend is payable on April 1, 2024 to shareholders of record on March 4, 2024. A copy of the press release is furnished as Exhibit 99.1 to this Form 8-K.

Item 9.01 Financial Statements and Exhibits.

3.1	Sixth Amended and Restated Bylaws.
99.1	Press Release dated February 15, 2024.
104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNIVERSAL LOGISTICS HOLDINGS, INC.

Date:	February 15, 2024	By:	/s/ Steven Fitzpatrick
Steven Fitzpatrick Secretary